UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2011, Cedar Fair, L.P. (the “Company”) and Cedar Fair Management, Inc. (the “General Partner” and together with the Company, “Cedar Fair”) entered into an indemnification agreement, the form of which is attached hereto, with each of its directors and executive officers (an “Indemnitee”). The indemnification agreement requires Cedar Fair to indemnify the Indemnitee to the fullest extent permitted by law for liabilities and cost and expenses (including attorneys’ fees) arising out of the Indemnitee’s service to the Company or General Partner as an executive officer or director. Furthermore, the indemnification agreement requires Cedar Fair to advance expenses (including attorneys’ fees), subject to certain limitations, incurred by the Indemnitee in defending a claim, action, suit, or proceeding. In the event of a change of control or extraordinary transaction, the obligations of Cedar Fair under the indemnification agreements shall be assumed by the successor and will be further secured by an escrow reserve.

The foregoing description of the indemnification agreement is qualified by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 27, 2011, the Company held a special meeting of unitholders at Castaway Bay at 2001 Cleveland Road, Sandusky, Ohio 44870 to consider and vote upon the following proposals:

•

Proposal One to amend and restate Section 14 of the Regulations of the General Partner in order to provide that the Company’s Fifth Amended and Restated Agreement of Limited Partnership may include a provision giving unitholders the right to nominate directors for election to the Board of Directors.

•

Proposal two to amend the Limited Partnership Agreement to add a new subsection at the end of Section 6.2 of the Limited Partnership Agreement that would establish certain procedures and information requirements pursuant to which unitholders can exercise the right to nominate directors for election to the Board of Directors.

The final voting results were as follows (based on 55,345,858 units outstanding and entitled to vote as of the record date of the Special Meeting):

	For	Against	Abstain	Broker Non-Vote
Proposal 1	47,290,365	626,467	264,538	0
Proposal 2	47,212,298	705,852	263,216	0

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

Date: November 1, 2011